U.S. SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549


                                    FORM 8-K


                                  CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

     Date of Report (date of earliest event reported): October 7, 2004

                               PARAFIN CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

          Nevada                      0-9071                74-2026624
(State or Other Jurisdiction  (Commission File Number)   (I.R.S. Employer
      of Incorporation)                                  Identification No.)

27127 Calle Arroyo, Suite 1923, San Juan Capistrano, California     92675
     (Address of Principal Executive Offices)                     (Zip Code)

     Registrant's telephone number, including area code:  (877) 613-3131


                    _______________________________________
         (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [  ]  Pre-commencement communications pursuant to Rule 14d-
           2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [  ]  Pre-commencement communications pursuant to Rule 13e-
           4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

     On December 6, 2004, the Registrant entered into an agreement with Guarani Exploration and Development Corporation for the purpose of the Registrant potentially acquiring an 80% interest in a license to explore the 2,456,453 hectares (approximately 5,986,000 acres) in the Alto Parana Block, Alto Parana Province, Paraguay (See Exhibit 10.1). This license has been applied for by Guarani with the Government of Paraguay under that country's Hydrocarbon Law. Under the terms of this agreement, within 30 days following the approval of such a license the Registrant is to deposit the sum of $150,000 with Guarani. On or before 60 days thereafter, the Registrant is to deposit with Guarani an additional sum of $350,000. Prior to the date to be stipulated in a license for completing the initial drilling obligations, the Registrant is to finance the "Work Program", as defined in the agreement. The agreement estimates that the items to be performed under the Work Program will not exceed $3,500,000. The company is looking at several different financing sources for the capital that will be required to fund operations if Guarani receives license approval; the terms of this agreement are conditioned on such approval.

     This agreement was announced in a press release on December 6, 2004 (see Exhibit 99 to this Form 8-K).

     In connection with this agreement, the Registrant has entered into a consulting agreement with Robert McGowan (see Exhibit 10.2). Under this agreement, which has a term of 120 days, Mr. McGowan will be performing certain geologic services and consulting related to the agreement with Guarani Exploration and Development Corporation.
Under the terms of this agreement, Mr. McGowan will be paid the sum of 5,000,000 free trading shares of common stock registered under Form S-8 in the following manner: (a) 2,000,000 shares for work done prior to November 30, 2004; (b) 2,000,000 shares 30 days of an agreement being concluded between the Registrant and Guarani; and (c) 1,000,000 shares upon commencement of drilling for hydrocarbons on the said Alto Parana Block.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

     (a) On October 18, 2004, the warrants issued in connection with the sale on August 23, 2004 of 25,000,000 restricted shares of its common stock to Rukos Security Advice A.G. of Frankfurt, Germany, on behalf of its clients in that country were exercised. These warrants for 25,000,000 shares were exercised by Rukos on behalf of its clients at $0.03 per share, resulting in proceeds to the Registrant of $750,000.

     (b) On October 27, 2004, the Registrant issued options covering a total of 15,000,000 shares of common stock to certain individuals that work with the company, including three of its directors (excluding Sidney Fowlds). These options were immediately exercised for a total amount of $127,500, which has been received by the company; this resulted in a total of 15,000,000 free trading shares of common stock being issued under a Form S-8 POS filed with the Securities and Exchange Commission.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN
FISCAL YEAR

     On October 7, 2004, the Registrant filed a Certificate of
Amendment to Articles of Incorporation with the Nevada Secretary of State that changed the name of the Registrant to "ParaFin
Corporation."  See Exhibit 3.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibits.

     Exhibits included are set forth in the Exhibit Index pursuant to Item 601of Regulation S-B.

                              SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       ParaFin Corporation



Dated: January 17, 2004                By: /s/ Sidney B. Fowlds
                                       Sidney B. Fowlds, President


                              EXHIBIT INDEX

Number       Description

3 Certificate of Amendment of Articles of Incorporation, dated October 7, 2004 (filed herewith).

10.1   Farmout Agreement between the Registrant and Guarani
       Exploration and Development Corporation, dated December 6,
       2004 (filed herewith).

10.2   Consulting Agreement between the Registrant and Robert
       McGowan, dated November 19, 2004 (filed herewith).

99     Press Release, dated December 6, 2004 (filed herewith).